EXHIBIT 10.1



                             NOTE PURCHASE AGREEMENT
                   TERI-GUARANTEED [PRODUCT NAME] LOAN PROGRAM
                                   [Bank Name]


         This Note Purchase Agreement, by and between [Bank Name] ("Program Lender"), a organized under the laws of the and having a principal office located at , and THE FIRST MARBLEHEAD CORPORATION, a Delaware corporation having a principal place of business at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157 ("FMC"), is made as of ;

                              W I T N E S S E T H:

         WHEREAS, Program Lender is in the business of making education loans under education lending programs, including, without limitation, the [Product Name] Loan Program (as defined in Section 1); and

         WHEREAS, FMC exists to provide funds for education loans for the benefit of students at Participating Institutions (as defined in Section 1); and

         WHEREAS, in order to facilitate funding of [Product Name] Conforming Loans (as defined in Section 1), Program Lender has agreed to sell, from time to time, pools containing [Product Name] Conforming Loans originated by Program Lender to FMC or a Purchaser Trust (as defined in Section 1); and

         WHEREAS, the [Product Name] Conforming Loans are made by Program Lender and purchased by FMC on the condition that they qualify for and in fact are covered by a guaranty issued by The Education Resources Institute, Inc. ("TERI").

         NOW, THEREFORE, in consideration of these presents and the covenants contained herein, the parties hereto hereby agree as follows:



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

I. DEFINITIONS. Capitalized terms used herein without definition have the meanings set forth in the Program Guidelines (hereinafter defined).

         "Affiliate" shall mean, as to any person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such person. A person shall be deemed to control another person if the controlling person possesses, directly or indirectly, the power to direct or to cause the direction of the management and policies of the other person, whether through the ownership of voting securities, by contract or otherwise.

         "Alternative Student Loan" (or "ASL") means an education loan made to a student or parent to finance costs of higher education, which loan is not insured or guaranteed by any agency of the United States or of any State.

         "Business Day" shall mean any day other than: (a) a Saturday or Sunday, or (b) a day on which banking institutions in the State of [Bank state] are required or authorized by law or executive order to be closed.

         "Change in Control" means, for either party to this Agreement, any of the following: (1) the acquisition or a series of acquisitions within six (6) months of each other by any other entity, individual or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the common stock and/or other securities which have more than fifty percent (50%) of the combined voting power of the securities entitled to vote in the election of directors; or (2) the sale of all or substantially all of the common stock or assets to any other entity, individual or group; or (3) the reorganization, merger or consolidation in which the shareholders immediately before such event will not immediately thereafter own more than fifty percent (50%) of the combined voting power



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

entitled to vote in the election of directors of the reorganized, merged or consolidated voting securities. A "Change in Control" shall not include any transactions with an entity that is an Affiliate immediately prior to such transaction.

         "Collateral" has the meaning set forth in the Security Agreement.

         "Custodian" means U.S. Bank National Association, its successors and assigns, in its capacity as Bank under the Security Agreement of even date herewith and as Depository Institution under the Control Agreement of even date herewith (collectively, "Security Documents"), or a successor Bank or alternative Depository Institution appointed in accordance with the Security Documents.

         ["Direct to Consumer" (or "DTC") loans are those [Product Name] Loans for which proof of enrollment, but no school certification, is obtained, as set forth in the Program Guidelines. "Direct to Consumer" loans are typically marketed by direct mail, phone and internet, as opposed to marketing through school financial aid offices. "Direct to Consumer" loans are identified on those pages of the Schedule 3.3 to the Guaranty Agreement, as amended and/or supplemented from time to time, that include headings identifying the loans thereon as Direct to Consumer products.]

         "First Marblehead" or "FMC" shall mean The First Marblehead Corporation, a Delaware corporation.

         "First Payment Date" means the date when the first monthly payment is due with respect to a particular [Product Name] Conforming Loan.

         "[Product Name] Conforming Loans" shall mean Loans (a) made in accordance with and conforming to the requirements of the Program Guidelines at the time the Loans were made, (b)




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

serviced by the Servicer in accordance with the Program Guidelines, and (c) covered by and subject to all the benefits of the Guaranty Agreement.

         "[Product Name] Loan Pool" or "Pool" shall mean and refer to a group of [Product Name] Notes purchased and pledged or intended to be purchased and pledged as collateral in a particular Securitization Transaction.

         "[Product Name] Notes" or "Notes" shall mean notes or other forms of consumer debt instruments, evidencing [Product Name] Conforming Loans.

         "[Product Name] Program" shall mean the [Product Name] Loan Program described in the Program Guidelines.

         "Guaranty Agreement" means the Guaranty Agreement between Program Lender and TERI dated , as it may be amended from time to time.

         "Interim Financing Transaction" shall mean a temporary financing mechanism of 364 days or less in duration, pursuant to which an interim or warehouse holder (whether or not affiliated with FMC) lends funds to FMC or a Purchaser Trust to finance the purchases of Seasoned Loans by FMC or such Purchaser Trust.

         "Loan" shall mean a loan of funds, including all disbursements thereof, made by the Program Lender to a Borrower (as defined in the Guaranty Agreement) under the [Product Name] Program.

         "Market Disruption Event" means any of the following, which, in the reasonable judgment of FMC, makes it impractical to proceed with the completion of a Securitization Transaction pursuant to a Permanent Financing Transaction:
(a) any suspension or limitation on trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market system; (b) any banking moratorium declared by federal



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

Massachusetts, or New York or authorities of the state in which Program Lender is headquartered; (c) any outbreak or escalation of major hostilities or armed conflict, or any declaration of war by Congress; (d) any change in federal or state law or regulations; (e) the closing of the market for commercial paper or asset-backed securities or significant disruption in the functioning of those markets; and, which also means the occurrence of a TERI Insolvency Event.

         "Marketer" shall mean the entity, or all entities collectively, with which Program Lender contracts to market the [Product Name] Loan Program pursuant to a Marketing Agreement.

         "Marketing Agreement" means the Referral Marketing Agreement, or Referral Marketing Agreements collectively, entered into between Marketer, Program Lender, and FMC.

         "Minimum Purchase Price" has the meaning set forth in Section 2.04.

         "Note Insurer" means_____________, or any other provider of credit insurance or note insurance with respect to the obligations of the Purchaser Trust.

         ["Origination Agreement" refers to (a) the Origination Agreement to be entered into between TERI and Program Lender with respect to origination of [Product Name] Conforming Loans, as amended from time to time, and (b) any subsequent agreement relating to origination services provided to Program Lender with respect to [Product Name] Notes purchased under this Agreement that is acceptable in form and substance to each of FMC and TERI.]

         "Origination Records" means and refers to the original [Product Name] Loan Application and Note, a form of cosigner notice when required under 16 C.F.R. ss. 444, and any other standardized documentation specified from time to time in the Program Guidelines as required to be received by the Servicer from the Program Lender in order to service [Product Name] Conforming Loans adequately and accurately.



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

         "Participating Institution" means an educational institution approved by TERI for receipt of [Product Name] Conforming Loan funds.

         "Permanent Financing Transaction" shall mean the purchase, whether or not following an Interim Financing Transaction, of Loans by FMC or an FMC-sponsored entity, including without limitation a Purchaser Trust, that has arranged financing for a term of one year or greater.

         "PHEAA" shall mean the Pennsylvania Higher Education Assistance Agency, a public corporation and government instrumentality organized under the laws of the Commonwealth of Pennsylvania, and having an address at 1200 North Seventh Street, Harrisburg, PA 17102.

         "Pledged Account" has the meaning set forth in the Security Agreement.

         "Program Guidelines" means the Program Guidelines attached to the Guaranty Agreement as Exhibit A.

         "Program Year" means the period of May 1 of one year through April 30 of the subsequent year.

         "Purchase Date" shall mean (a) the date of consummation of a Securitization Transaction with respect to a particular Pool of Seasoned Loans originated by Program Lender, which date: (i) shall be set by written notice from FMC to Program Lender, given to Program Lender not less than five (5) Business Days in advance of the specified date, and (ii) shall occur during the Purchase Period (including any extension thereof) for each loan in such Pool in question, or (b) the date on which FMC or a designee Purchaser Trust purchases a [Product Name] Conforming Loan during the Right of First Refusal Period. FMC may schedule up to twelve (12) Purchase Dates per calendar year.



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

         "Purchase Period" means, with respect to any particular [Product Name] Loan, the period beginning on the first date such loan becomes a "Seasoned Loan" and ending one hundred and eighty (180) days thereafter, as same may be extended pursuant to the terms of this Agreement.

         "Purchase Transaction" means any purchase of a Pool of Seasoned Loans by FMC or a Purchaser Trust, either in an Interim Financing Transaction or a Permanent Financing Transaction, whether in a Securitization transaction or otherwise.

         "Purchaser Trust" shall mean and refer to a trust or other SPE formed or sponsored by FMC or by any Affiliate of FMC for the purpose of purchasing, directly or indirectly, [Product Name] Conforming Loans though an Interim Financing Transaction or Permanent Financing Transaction. Any action required or permitted to be taken by FMC hereunder may be taken by a Purchaser Trust with respect to a particular Pool, and FMC may assign its rights hereunder to a Purchaser Trust without the consent of the Program Lender. If FMC elects to finance the purchase of such Loans on an interim basis by using an SPE or any other temporary financing vehicle as an interim holder, (i) the term Purchaser Trust shall include both such interim holder and any other SPE to whom the Loans are ultimately transferred in a Securitization Transaction; and (ii) the representations, warranties and indemnities made by the Program Lender to FMC hereunder shall pass directly to both the interim holder and the ultimate purchaser SPE.

         "Rating Agencies" shall mean and refer to Standard and Poor's Corporation and/or Moody's Investors Service, Inc., and/or Fitch Investors Services.

         "Right of First Refusal Period" means for a [Product Name] Loan, the earlier of (I) one hundred and eighty (180) days after expiration of the relevant Purchase Period or (ii) forty-five (45) days after notice that a bona fide written offer has been received by Program Lender under

Section 2.02 with respect to such [Product Name] Loan, provided that no such notice may be given until after expiration of the relevant Purchase Period.

         ["School Channel" loans means those [Product Name] Loans for which school certification is obtained, as set forth in the Program Guidelines. "School Channel" loans are typically marketed through school financial aid offices. "School Channel" loans are identified on the pages of the Schedule 3.3 to the Guaranty Agreement, as amended and/or supplemented from time to time, that include headings identifying the loans thereon as School Channel products.]

         "Seasoned Loan" means a [Product Name] Conforming Loan as of (i) thirty
(30) days after completion of all scheduled disbursements for School Channel [Product Name] Conforming Loans and (ii) fifteen (15) days after the last disbursement for Direct to Consumer [Product Name] Conforming Loans, but, in either case, shall exclude any loan disbursed by paper check if the paper check has not yet been paid by the drawee. In the event a disbursement check is paid by the drawee more than (i) thirty (30) days after it is written and the loan is fully disbursed for School Channel [Product Name] Conforming Loans and (ii) fifteen (15) days after it is written for Direct to Consumer [Product Name] Conforming Loans, the loan shall become a Seasoned Loan on the date of such payment. For purposes of computation of the Minimum Purchase Price, the term "Seasoned Loan" also includes defaulted [Product Name] Conforming Loans not yet purchased by TERI.

         "Securitization Costs" means the actual costs and expenses incurred by FMC, the Purchaser Trust, and all others entitled to payment for expenses by the Purchaser Trust or FMC, in connection with a Securitization Transaction including, without limitation, the following:

         (Structuring and Origination Fees; Copy/Binding Costs)
         (Underwriting Expenses)
         (Rating Fee)


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

         (Owner Trustee and Indenture Trustee Transaction and First Year Fees; Expenses)
         (Counsel for Indenture Trustee)
         (Counsel for FMC)
         (Servicer Auditor)
         (Bond Insurer)

         "Securitization Transaction" shall mean the purchase of a Pool of [Product Name] Loans either pursuant to an Interim Financing Transaction or a Permanent Financing Transaction, including without limitation the purchase of a Pool of Seasoned Loans by FMC or a Purchaser Trust funded through the issuance and sale of commercial paper, certificates, bonds or other securities or evidences of indebtedness, the repayment of which is supported by payments on the Seasoned Loans included in such Pool. A Securitization Transaction may also include, without limitation, a continuing series of transactions occurring on a periodic basis in which Program Lender makes a sale of then-outstanding Seasoned Loans to a Purchaser Trust, which Purchaser Trust in turn either utilizes the Pool directly as collateral for its own debt or resells the Pool (in whole or in part) in further sales to a securitization conduit providing financing to the Purchaser Trust or to another Purchaser Trust that issues financial instruments.

         "Servicer" shall mean and refer to , or such other servicer as may be approved by FMC and TERI and retained by the holder of [Product Name] Conforming Loans in accordance with the terms hereof and of the Guaranty Agreement.

         "Servicing Agreement" refers to: (a) the Servicing Agreement entered into or to be entered into between Servicer and Program Lender with respect to servicing of [Product Name] Conforming Loans, as amended from time to time, and
(b) any subsequent servicing agreement between Program Lender and the Servicer governing servicing of [Product Name] Conforming Loans purchased under this Agreement, in either case such agreement and any amendment thereto to be satisfactory in form and substance to FMC and its counsel.



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

         "SPE" means a special purpose entity formed and operated for the purpose of acting as purchaser and owner of [Product Name] Conforming Loans and other education loans.

         "TERI Insolvency Event" means (1) the commencement by TERI of a voluntary petition under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, (2) the consent by TERI to the appointment of or taking possession by a receiver, liquidator, trustee, custodian (or other similar official) of or for TERI or for any substantial part of its property,
(3) the making by TERI of any assignment for the benefit of creditors, (4) the insolvency or the failure of TERI generally to pay its debts as such debts become due, (5) the downgrading of TERI's credit worthiness below the rating on January 2, 2003 or the placement of a negative watch on TERI by one of the Rating Agencies, or (6) a default by TERI under one or more Guaranty Agreements to which TERI is a party because of a failure to pay claims, or the taking of action by TERI in furtherance of any of the foregoing.

         "Term" shall mean the period commencing on the effective date hereof and ending upon termination hereof, all as set forth in Article X.

         "Total Principal Amount" means the total principal amount of Seasoned Loans available to be sold and purchased from Program Lender.

         "Trust Agreement" means, with respect to any particular Securitization Transaction, the agreement pursuant to which a Purchaser Trust is formed.

         "Trust Indenture" means, with respect to any particular Securitization Transaction that is an Interim Financing Transaction or a Permanent Financing Transaction, the agreement pursuant to which FMC or a Purchaser Trust issues evidences of indebtedness secured by the payments on the related [Product Name] Conforming Loans.



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

II. AGREEMENT FOR PURCHASE AND SALE OF NOTES.

         2.01. PURCHASE AND SALE.

         On each Purchase Date during the Term of this Agreement and subject to the conditions set forth herein, Program Lender shall sell to FMC or a designee Purchaser Trust, and FMC or such Purchaser Trust shall purchase, every Seasoned Loan owned by Program Lender on the Purchase Date. Program Lender shall be responsible for the design and execution of a marketing program [except to the extent delegated under a Marketing Agreement].

         2.02. PRE-CLOSING INFORMATION; FMC PURCHASE.

         (a) LOAN INFORMATION. Program Lender will cause Servicer to inform FMC periodically of information reasonably requested by FMC in anticipation of a Securitization Transaction, including, without limitation, the number of Seasoned Loans ready for purchase, the amount of paid and unpaid principal and accrued interest with respect to each such Seasoned Loan, payment status (including defaulted loans presented for guaranty payment), and the identity of Participating Institutions affected by the Securitization, together with the information contained in PHEAA's MR-50 and MR-53 reports and TERI's weekly origination report, which reports shall be provided in electronic media in the Servicer's or TERI's standard format.

         (b) PURCHASE SCHEDULING. FMC will use its best efforts to specify Purchase Dates that fall in the second and fourth calendar quarters of each year, but in any event will, subject to Sections 2.02(d) and 3.01(b), purchase or cause a Purchaser Trust to purchase within a Purchase Period all of the Seasoned Loans held by Program Lender prior to the expiration of the Purchase Period for any Loan in the Pool (i.e., at least once every six (6) months). FMC shall have the sole and exclusive right to purchase such [Product Name] Loans during the Purchase Period, which right may be assigned to one or more Purchaser Trusts. FMC may reschedule the



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

Purchase Date without penalty of any kind, provided that the Purchase Date occurs prior to the expiration of the Purchase Period (i.e., before any Loan then held by Program Lender has been a Seasoned Loan for more than six (6) months). The Purchase Period with respect to any Loan may be extended due to lack of volume as set forth in Section 2.02(d) or for a failure to comply with one or more conditions as set forth in Section 3.01(b). Program Lender agrees, in consideration of FMC's undertaking pursuant to this section, not to sell or offer to sell to any third person any interest in any [Program Name] Loan originated by Program Lender prior to the end of the Purchase Period with respect to such Loan. During the Right of First Refusal Period, if Program Lender receives any bona fide third-party written offer to purchase such [Product Name] Conforming Loan, and if Program Lender desires to accept such offer, Program Lender shall, prior to accepting any such offer, provide a copy of same to FMC, and FMC (or a Purchaser Trust) shall have the sole and exclusive right to purchase such [Product Name] Conforming Loan on the terms of such third-party offer within the Right of First Refusal Period for such [Product Name] Conforming Loan. If FMC (or a Purchaser Trust) fails to exercise such right prior to the end of the Right of First Refusal Period with respect to such Loan, Program Lender shall within its sole discretion be entitled to: (i) sell such [Product Name] Conforming Loan to any third party or to retain such [Product Name] Conforming Loan, in whole or in part, for its own account, free and clear of any claim under this Agreement; and/or (ii) immediately terminate this Agreement.

         (c) SECURITIZATION AND PURCHASE COMMITMENT BASED UPON VOLUME. In the event that the Total Principal Amount of Seasoned Loans held by Program Lender is:

                  (1) Less than _____________ Dollars ($____________), FMC will use reasonable efforts to purchase or cause the purchase of all Seasoned Loans in a Securitization



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

Transaction. FMC shall bear no liability if such reasonable efforts fail to purchase or cause the purchase of all Seasoned Loans.

                  (2) Greater than _____________ Dollars ($___________) but less than ___________ Dollars ($_____________), FMC will use its best efforts to purchase or cause the purchase of all Seasoned Loans in a Securitization Transaction, but will have no obligation to do so if FMC is unable to do so after the use of best efforts.

                  (3) Greater than ______________ Dollars ($___________) but less than ___________ Dollars ($___________), FMC shall purchase or cause the purchase of all Seasoned Loans; provided, however, that such obligation shall be effective only if lenders whose loans aggregate ______________ Dollars ($________________) or more in principal amount agree to have their loans included in the same Securitization Transaction (FMC shall use reasonable efforts under this Section 2.02(c)(2) to cause lenders to permit the addition of Seasoned Loans in a Securitization Transaction.

                  (4) Greater than _____________ Dollars ($______________), FMC shall purchase or cause the purchase of all Seasoned Loans in a Securitization Transaction.

         (d) EXTENSION OF PURCHASE PERIOD DUE TO LACK OF VOLUME. In the event that the volume conditions (set forth in Section 2.02(c)) for a binding purchase commitment are not satisfied, FMC may, but need not, declare the Purchase Period with respect to each [Product Name] Conforming Loan that is then a Seasoned Loan extended by one hundred and eighty (180) days. FMC may continue to declare such extensions, in its discretion, until the earlier of: (a) the date when such volume conditions have been satisfied or (b) the date this Agreement expires or is terminated (in which event FMC shall schedule a Purchase Date for all outstanding [Product Name] Loans, to occur prior to the expiration of the Purchase Period for the last loan made




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

subject to this Agreement; PROVIDED, HOWEVER, that if this Agreement is terminated under subsection 2.02(b)(ii) on account of FMC's failure to purchase Seasoned Loans, then Program Lender shall not be required to sell loans hereunder and shall have recourse to its remedies under Section 2.02(e)).

         (e) DAMAGES FROM FAILURE TO PURCHASE. If FMC or a Purchaser Trust fails to purchase within a Purchase Period (as the same may be extended pursuant to Section 2.02(d)) one or more Seasoned Loans prior to the end of the Purchase Period with respect to such Loans, to the extent such failure is not excused under Section 3.01(b), FMC shall pay to Program Lender as liquidated damages _____% of the Total Principal Amount of all Seasoned Loans as to which the Purchase Period has expired; PROVIDED, HOWEVER, that if FMC pays said _____% liquidated damages amount and Program Lender subsequently sells the Loans in question to FMC, a Purchaser Trust or any third party during the Right of First Refusal Period, the _____% liquidated damages amount shall be refunded to FMC to the extent the sum of (i) the _____% liquidated damages amount and (ii) the total amount received by Program Lender for such Loans exceeds the Minimum Purchase Price (as defined in Section 2.04 and computed as of the actual purchase date). If a failure to purchase is continuing, additional damages may become payable at thirty-day intervals as the Purchase Period expires as to additional loans. Such payments shall constitute liquidated damages in full satisfaction of FMC's obligations with respect to the purchase of such loans, and FMC shall have no further liability to Program Lender with respect thereto. Once the Right of First Refusal Period for a [Product Name] Loan has expired, Program Lender shall be under no further obligation to offer such [Product Name] Loan to FMC (or a Purchaser Trust) for purchase.



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

                  (f) FMC RELIANCE ON PROGRAM GUIDELINES. Program Lender further agrees, in consideration of FMC's undertaking pursuant to this section, that no change shall be made in either the Program Guidelines or the interest rate and terms, as well as other consumer loan terms and conditions of [Product Name] Loans without FMC's prior written consent, which consent shall not be unreasonably withheld.

         2.03. POOL SUPPLEMENT.

         Each purchase and sale of the Seasoned Loans included in a Pool on a Purchase Date shall be made pursuant to a pool supplement substantially in the form of Exhibit A ("Pool Supplement") which shall: (1) set forth the Minimum Purchase Price for the Seasoned Loans included in the Pool, (2) incorporate by reference the terms and conditions of this Agreement applicable to sales of [Product Name] Conforming Loans, and (3) include a Schedule of Seasoned Loans setting forth the details and characteristics of each such Seasoned Loan included in the Pool. Each Pool Supplement shall be executed by an authorized agent of each Purchaser Trust and the Program Lender and shall be delivered on the related Purchase Date. The Purchaser Trust shall provide a preliminary settlement sheet in the form of Schedule 1 to the Pool Supplement not less than two (2) Business Days prior to the Purchase Date.

         2.04. MINIMUM PURCHASE PRICE.

         On the Purchase Date, Program Lender shall assign and convey all Seasoned Loans included in the Pool to FMC, or a Purchaser Trust, in consideration of receipt of the Minimum Purchase Price therefor. For purposes of this Agreement the term "Minimum Purchase Price" shall mean the sum of:

                  [INSERT PRICING FORMULA]




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

III. PROCEDURES AND CONDITIONS FOR TRANSFER.

         3.01. CONVEYANCES OF [PRODUCT NAME] CONFORMING LOANS; CONDITIONS TO PURCHASE.

         (a) On each Purchase Date, upon execution and delivery of the related Pool Supplement, Program Lender shall sell, transfer, assign, set over and otherwise convey to FMC or the Purchaser Trust, without recourse, all right, title and interest of Program Lender in and to:

                  (1) The Seasoned Loans included in the related Pool originated by Program Lender and all payments due or to become due thereon;

                  (2) Any claims against TERI and proceeds of such claims with respect to origination of the Seasoned Loans included in the Pool;

                  (3) Any claims against Servicer with respect to servicing of the Seasoned Loans prior to the Purchase Date.

                  (4) The proceeds of any and all of the foregoing received after the Purchase Date or received prior thereto and not credited against the Minimum Purchase Price as computed on the Purchase Date; and

                  (5) All rights of Program Lender under the Guaranty Agreement with respect to the Seasoned Loans in the Pool.

         (b) The obligation of FMC and/or any Purchaser Trust to purchase the Seasoned Loans on the related Purchase Date shall be subject to satisfaction of the following conditions (any of which may be waived by FMC or such Purchaser Trust, in whole or in part in its sole discretion):

                  (1) Program Lender shall have delivered to the Purchaser Trust a duly authorized and executed Pool Supplement;



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

                  (2) Each of the representations and warranties made by Program Lender with respect to the Seasoned Loans included in such Pool shall be true and correct in all material respects as of the related Purchase Date;

                  (3) Lender shall have entered into an [Origination Agreement and a] Servicing Agreement satisfactory in form and substance to FMC and such agreement[s] shall be in full force and effect as of the Purchase Date and shall not have been modified except with the express prior written consent of FMC and Program Lender;

                  (4) (a) Program Lender shall have performed and observed the terms and conditions of this Agreement in all material respects,

                           (b) Program Lender and TERI shall have performed and observed the terms and conditions of the Origination Agreement in all material respects and there shall not have occurred a default thereunder, and

                           (c) Program Lender and Servicer shall have performed and observed the terms and conditions of the Servicing Agreement in all material respects and there shall not have occurred a default thereunder;

                  (5) The Seasoned Loans to be purchased shall have been originated and serviced in conformity with the Program Guidelines in all material respects and shall be covered by the Guaranty Agreement;

                  (6) If requested by FMC, TERI shall have executed and delivered a confirmation of guaranty in the form of a certificate of guaranty ("Certificate of Guaranty"), covering all Seasoned Loans being purchased,



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

                           for the benefit of the Purchaser Trust and the indenture trustee in the Securitization Transaction;

                  (7) The Custodian, acting pursuant to the Security Agreement, shall have transferred to the indenture trustee in the Securitization Transaction the portion of the Pledged Account and the Collateral specified in Section 2 of the Security Agreement;

                  (8) If required by any other lender whose loans are included in the Securitization Transaction, the Program Lender shall have executed and delivered a Co-Lender Indemnification Agreement substantially in the form of Exhibit B;

                  (9) Program Lender shall have delivered the opinion of its counsel confirming the matters set forth in subsections 5.02(a) and (b), such opinion to be satisfactory in form and substance to counsel for FMC;

                  (10) Program Lender shall, at its own expense, on or prior to the Purchase Date, indicate in computer files relating to [Product Name] Conforming Loans that the Seasoned Loans identified in the related Pool Supplement have been sold to the Purchaser Trust pursuant to this Agreement and such Pool Supplement;

                  (11) Program Lender hereby authorizes the filing of a UCC-1 financing statement with respect to the Seasoned Loans included in such Pool in the appropriate office of the jurisdiction in which the Program Lender is located (or, in the event of a change of law, Program Lender shall have taken, but at no additional cost or expense to the Program Lender, such action as may be reasonably required by the Purchaser Trust);

                  (12) As of such Purchase Date: (i) Program Lender was not insolvent and will not become insolvent as a result of the sale and transfer of Seasoned Loans on such Purchase Date, (ii) Program Lender did not intend to incur or believe that it would incur debts that would be beyond Program Lender's ability to pay as such debts matured, (iii) such transfer was not made with actual intent to hinder, delay or defraud any Person, and (iv) Program Lender was "Well Capitalized," as such term is defined by the rules and regulations promulgated by the Office of the Comptroller of the Currency as in effect on the Purchase Date;

                  (13) No Market Disruption Event has occurred; provided that if satisfaction of the condition set forth in this Section 3.01(b)(13) is the only outstanding condition to closing, FMC shall schedule a new Purchase Date as soon as is reasonably practicable after the Market Disruption Event has ceased;

                  (14) Program Lender shall have caused Servicer to deliver timely data reports to FMC, as set forth in Section
                           2.02 hereof; and

                  (15) Program Lender shall have executed and delivered a Certificate in the form of Exhibit C.

         (c) The obligation of Program Lender to sell the Seasoned Loans included in the Pool on a related Purchase Date is subject to satisfaction of the following conditions (any of which may be waived by Program Lender in whole or in part, in its sole discretion):

                  (1) Purchaser Trust shall have delivered to Program Lender a duly authorized and executed Pool Supplement; and

                  (2) Purchaser Trust shall have paid the Minimum Purchase Price to Program Lender by wire transfer of immediately available funds. Such wire transfer shall be made in conformity with the following instructions:

                           [Bank Name]
                           [Bank Location]
                           ABA #
                           A/C#
                           ATTENTION:
                           Comments:

         3.02. DELIVERY OF DOCUMENTS.

         On the Purchase Date, Program Lender shall deliver to the Servicer, as agent for the Purchaser Trust, and/or to the trustee of the Trust Indenture, each [Product Name] Note evidencing a Seasoned Loan included in the Pool and the related Origination Records. If a Co-Lender Indemnification Agreement is required as a condition of FMC's or any Purchaser Trust's obligations under
Section 3.01(b)(8) hereof, Program Lender shall execute and deliver a Co-Lender Indemnification Agreement to each lender selling loans in the Securitization Transaction.

         3.03. CONFIRMATION OF REPRESENTATIONS AND WARRANTIES; PERMANENT FINANCING TRANSACTIONS.

         (a) In each Pool Supplement, Program Lender shall confirm and certify its representations and warranties contained herein as if fully set forth in the Pool Supplement.

         (b) The parties hereto understand and agree that the representations and warranties of the Program Lender in this Agreement are made both with respect to an Interim Financing

Transaction and a Permanent Financing Transaction, as applicable, to each Purchaser Trust that purchases a [Product Name] Conforming Loan, whether directly or indirectly (including, without limitation, any purchaser in any Interim Financing Transaction or Permanent Financing Transaction), any fiduciary under any Trust Indenture, and any Note Insurer providing credit enhancement with respect to a Permanent Financing Transaction. Upon the request of FMC and in connection with each Permanent Financing Transaction in which loans previously sold in an Interim Financing Transaction will be purchased, Program Lender shall confirm and certify its representations and warranties contained herein to any or all of the Permanent Financing Transaction participants listed above in a Certification substantially in the form of Exhibit D.

         3.04. RIGHTS TRANSFERRED.

         The transfer of funds pursuant to Section 2.04 hereof shall constitute, and the delivery to FMC, or its designated Purchaser Trust of each Pool Supplement shall evidence, a sale and assignment to FMC or the Purchaser Trust of the related Seasoned Loans and of all of Program Lender's interest in such Seasoned Loans. As purchaser of such Seasoned Loans, FMC or the Purchaser Trust shall receive: (i) interest on such Seasoned Loans from and after the Purchase Date, and (ii) any and all other payments and recoveries received by the Servicer or Program Lender from the borrowers and co-signers of such Seasoned Loans, or others pursuant to, or in respect of, such Seasoned Loans from and after the Purchase Date, and all proceeds thereof.

         3.05. SUBSEQUENT RECEIPTS.

         In the event that Program Lender shall receive, subsequent to any such assignment, any amounts whatsoever in respect to the Seasoned Loans so assigned in the nature of those described in Section 3.04 above, such amounts shall be held by Program Lender in trust for FMC or the Purchaser Trust to which it has sold the Notes, and the Program Lender shall deliver such amounts within one Business Day to the trustee under the Trust Indenture.

         3.06. ASSIGNMENT OF ORIGINATION RIGHTS.

         Program Lender shall insure that Program Lender's rights under the Servicing Agreement and the Origination Agreement with respect to any matters occurring prior to the Purchase Date and affecting the Seasoned Loans included in each Pool shall be transferred to FMC or the Purchaser Trust by execution and delivery of a Pool Supplement. Program Lender shall require the party who originated each such Seasoned Loan to complete any loan origination services being performed for Program Lender on the Purchase Date so that complete Origination Records are ready for transfer to the Purchaser Trust (or to Servicer on its behalf).

         3.07. NO ASSUMPTION OF LIABILITY TO FUND [PRODUCT NAME] LOAN NOTES.

         By their purchase of Seasoned Loans (and any related [Product Name] Notes), neither FMC nor any Purchaser Trust, shall assume any liability, responsibility or obligation with respect to any disbursements or reimbursements that are due and owing, or which are, or may be alleged to be due and owing, by Program Lender to any Participating Institution or to any Seasoned Loan borrower by reason of the Seasoned Loans included in the Pool and evidenced by the [Product Name] Notes. Program Lender shall be solely responsible to fulfill its obligations under any agreements it may have with any Participating Institution regarding origination and funding of such Seasoned Loans. Notwithstanding the foregoing, FMC or the Purchaser Trust shall assume from Program Lender any liability to repurchase from TERI a defaulted Loan upon cure of the default, with respect to any Loan that would be a Seasoned Loan but for such default and purchase by TERI. Such repurchase obligation shall be governed by the Certificate of Guaranty described in Section 3.01(b)(6), above.

         3.08. SERVICING AND ORIGINATION COSTS.

         Program Lender shall be solely responsible for and shall pay all costs due to any third party from Program Lender (including, without limitation, amounts due to TERI or Servicer) with respect to origination of [Product Name] Conforming Loans and with respect to loan servicing of [Product Name] Conforming Loans incurred prior to purchase of a [Product Name] Conforming Loan hereunder. FMC shall be solely responsible for and shall pay any obligations it has incurred in connection with the [Product Name] Conforming Loans and shall be solely responsible for arranging and paying all costs for servicing of the [Product Name] Conforming Loans after purchase of such Loans.

         3.09. SECURITIZATION COSTS. FMC or the Purchaser Trust shall be solely responsible for and shall pay any Securitization Costs and any and all obligations it has incurred in connection with the purchase, financing of purchase and securitization of the Seasoned Loans.

         3.10. EFFECT OF LOAN CANCELLATIONS. In the event that the Borrower cancels a Seasoned Loan in a manner and at a time permitted under the Program Guidelines, if that Seasoned Loan has already been purchased under this Agreement, Program Lender will return to the Purchaser Trust all amounts received by it with respect to such purchase. FMC shall prepare an accounting of all such cancellations within 30 days after the last date permitted for cancellation of Seasoned Loans purchased on a particular Purchase Date.

IV. MARKETING.

         4.01. EXCLUSIVITY. Program Lender agrees that it shall not market or solicit with respect to any [Direct to Consumer or more] Alternative Student Loan product, except products covered by this Agreement, during the term of this Agreement.

         4.02. MARKETING PROGRAM DEVELOPMENT & INFORMATION. Program Lender understands that FMC affiliates and TERI provide loan origination services for multiple lenders and products. Although education lending is unavoidably seasonal, it is in the interest of Program Lender to avoid having unnecessary concentrations of loan applications that are submitted simultaneously. Such concentrations cause degradation of services to all applicants. Accordingly, Program Lender agrees to provide quarterly estimates of its projected marketing activity, with monthly updates to FMC and to TERI. Such estimates may include gross marketing contacts with expected response rates or expected net applications, and in all cases shall include timing of mailings, telemarketing and other direct marketing. Upon request, Program Lender shall consult in good faith regarding reasonable marketing schedule modifications requested by FMC or TERI to avoid application concentration.

V. REPRESENTATIONS AND WARRANTIES.

         5.01. REPRESENTATIONS AND WARRANTIES OF FMC.

         FMC makes the following representations and warranties as of the date hereof, as of the date of each purchase of Seasoned Loans and as of any other date specified below. FMC shall cause each Purchaser Trust to make substantially the same representations and warranties in a Pool Supplement as of the date of each purchase of Seasoned Loans:

         (a) FMC represents and warrants that it is and shall remain a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate authority to conduct all activities and consummate all transactions contemplated by this Agreement.

         (b) FMC has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and has duly authorized the execution, delivery and performance of, and has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of FMC enforceable against FMC in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws.

         (c) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof, will conflict with, or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which FMC is now a party or by which it is bound.

         5.02. REPRESENTATIONS AND WARRANTIES OF PROGRAM LENDER.

         Program Lender makes the following representations and warranties as of the date hereof, as of the date of each Purchase Transaction, whether by Interim Financing Transaction or Permanent Financing Transaction, and as of any other date specified below:

         (a) Program Lender represents and warrants that it is, and shall continue to be, a national banking association or federal savings bank duly organized, validly existing and in good standing under the laws of the United States, and has the requisite authority to conduct all activities and consummate all transactions contemplated by this Agreement.

         (b) Program Lender has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and has duly authorized the execution, delivery and performance of, and has duly executed and delivered this Agreement, and this Agreement, together with each Pool Supplement executed pursuant hereto, constitutes the legal, valid and binding obligation of Program Lender enforceable against Program Lender in accordance with its terms, except as such enforceability may be limited by (i) receivership, conservatorship and supervisory powers of bank regulatory agencies generally, (ii) applicable bankruptcy, receivership, conservatorship, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect, or (iii) general principles of equity.

         (c) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof, will conflict with, or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which Program Lender is now a party or by which it is bound.

         (d) Each of the [Product Name] Conforming Loans originated by Program Lender and sold to FMC or a Purchaser Trust pursuant to any Purchase Transaction
(i) is the valid, binding and enforceable obligation of the borrower executing the same, and of any cosigner thereto, duly and properly executed by each borrower, any student maker named therein, and any cosigner thereunder, and enforceable against each borrower, any student maker named therein, and any cosigner thereunder in accordance with its terms except as enforceability may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by equitable principles, (ii) is covered by and entitled to the benefits of the Guaranty Agreement to the extent of 100% of the principal thereof and accrued interest thereon, (iii) is a Seasoned Loan, fully disbursed with no further requirement for future advances thereunder.

         (e) Each [Product Name] Conforming Loan was originated in the United States of America, its territories, its possessions or other areas subject to its jurisdiction by Program Lender, or its agents, in the ordinary course of its business and was made to a borrower with legal capacity to execute and deliver the [Product Name] Note under applicable law. Each [Product Name] Conforming Loan originated by Program Lender sold hereunder and any accompanying notices and disclosures:

                  (i) conforms to all applicable state and federal laws, rules and regulations, and

                  (ii) was documented on forms set forth in the Program Guidelines, including, without limitation, promissory note forms that

                           (1) require interest accrual (whether or not such interest is being paid currently or is being capitalized) and yield interest at the rate applicable thereto; and

                           (2) provide or, when the payment schedule with respect thereto is determined, will provide for payments on a periodic basis that fully amortize the principal amount of the [Product Name] Conforming Loan by its maturity, as such maturity may be modified in accordance with any applicable deferral or forbearance periods granted in accordance with applicable laws and the Program Guidelines; and

                  (iii) contained consumer loan terms and involved guaranty fees payable to TERI in strict conformity with the Program Guidelines.

         (f) The origination, servicing, and collection (if any) of each [Product Name] Conforming Loan was conducted in accordance with

                  (i) the Program Guidelines, including, without limitation, the requirements therein that

                           (A) no loan be originated for a dead borrower or a borrower involved in a bankruptcy proceeding,

                           (B) at least one borrower for each loan must be a United States citizen/national or a permanent resident alien of the United States, and

                           (C) the borrower must have attained the age of majority at the time of the loan application, and

                  (ii) all applicable state and federal laws including, without limitation, the Equal Credit Opportunity Act.

         No application to Program Lender for a [Product Name] Conforming Loan shall be, or has been, rejected, approved or discouraged by Program Lender on the basis of race, sex, color, religion, national origin, age (other than laws limiting the capacity to enter a binding contract) or marital status, the fact that all or a part of the borrower's or co-signer's, income derives from any public assistance program, or the fact that the applicant, borrower or any co-signer has, in good faith, exercised any right under the Consumer Credit Protection Act.

         (g) Each [Product Name] Conforming Loan originated by Program Lender sold to FMC or Purchaser Trust is in compliance with any applicable usury laws at the time made and as of the time of assignment to FMC or a Purchaser Trust.

         (h) There is no defense to payment, counterclaim, right of rescission, or setoff with respect to any [Product Name] Conforming Loan sold under this Agreement, and no fraud, error, omission, misrepresentation, or similar occurrence with respect to any [Product Name] Conforming Loan sold under this Agreement has taken place on the part of any party involved in the origination of the [Product Name] Conforming Loan (including, without limitation, fraud by the obligor under the [Product Name] Note). There is no action before any state or federal court, administrative or regulatory body, pending or threatened against Program Lender in which an adverse result would have a material adverse effect upon the validity or enforceability of [Product Name] Conforming Loans originated by Program Lender and included in the Pool.

         (i) Each and every [Product Name] Conforming Loan sold pursuant to this Agreement is owned by Program Lender free and clear of any liens, claims or demands of any person, and Program Lender has the absolute right to transfer the same to FMC or a Purchaser Trust.

         (j) With respect to each [Product Name] Note originated by Program Lender and included in the Pool: (A) the terms thereof have not been impaired, waived, altered or modified in any respect, except pursuant to written forbearance agreements in accordance with the requirements of and in the terms set forth in the Program Guidelines, (B) the borrower is not entitled to any refund, rebate, or reduction of any amounts paid or due except in accordance with Section 3.10 hereof and the cancellation policy in the Program Guidelines, and (C) such [Product Name] Note has been serviced at all times in accordance with the Program Guidelines, including, without limitation the forms of promissory note therein , and is held by the Servicer pursuant to the Servicing Agreement.

         5.03. EXCLUSIVE REPRESENTATIONS AND WARRANTIES.

         The representations and warranties set forth in Section 4.02 above are the sole and exclusive representations and warranties made by the Program Lender, its representatives, agents, officers, directors and other employees, with respect to this Agreement, any Pool Supplement, any [Product Name] Conforming Loan, any obligor, and the sale of any [Product Name] Conforming Loan to the Purchaser Trust hereunder or otherwise.

         5.04. REMEDY FOR BREACH OF REPRESENTATIONS AND WARRANTIES.

         In the event any representation or warranty made by Program Lender pursuant to Section 5.02 above shall prove to be materially inaccurate or incomplete as of the date when made with respect to one or more [Product Name] Conforming Loans, Program Lender shall have the obligation upon written notice from FMC or the Purchaser Trust to repurchase the affected [Product Name] Conforming Loan or Loans no later than such 60 days after such notice for a cash purchase price equal to the outstanding principal balance thereof plus all accrued and unpaid interest. Upon receipt of said repurchase price, FMC shall, or, if applicable, shall cause the Purchaser Trust or the Servicer to, deliver the [Product Name] Note and the Origination Records relating thereto to Program Lender, duly endorsed or assigned to Program Lender or to such person as Program Lender may direct, in any such case, without recourse to FMC or the Purchaser Trust. Whether or not Program Lender performs its obligation to repurchase, Program Lender shall indemnify FMC, any Purchaser Trust and any fiduciary under a Trust Agreement pursuant to Article VIII of this Agreement. Notwithstanding the foregoing, FMC or the Purchaser Trust shall afford the Program Lender thirty
(30) days to cure the insufficiency or inaccuracy of the representation or warranty prior to any notice demanding that Program Lender perform its obligation to repurchase the affected [Program Name] Conforming Loan.

VI. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNITIES.

         As to any [Product Name] Conforming Loans purchased hereunder, the representations and warranties contained herein and the indemnifications and indemnification procedures contained in Article VIII hereof with respect to such [Product Name] Conforming Loans shall survive until each such [Product Name] Conforming Loan is paid in full.

VII. MISCELLANEOUS.

         7.01. NO ASSIGNMENT.

         No party may assign its rights or obligations under this Agreement without the prior written consent of the parties hereto, PROVIDED, HOWEVER, that: (a) Program Lender may assign its rights hereunder to an Affiliate that is a national banking association or state-chartered bank having the legal power and right under applicable law (including, without limitation, usury law in the State where it is located) to make [Product Name] Conforming Loans, and (b) FMC shall may assign its rights hereunder to one or more Purchaser Trusts or other interim or permanent holders of [Product Name] Conforming Loans. No assignment shall relieve the assignor of liability hereunder. Any assignment in violation of this Section 7.01 shall be automatically null and void.

         7.02. AMENDMENT.

         This Agreement may not be amended nor terms or provisions hereof waived unless such amendment or waiver is in writing and signed by all parties hereto.

         7.03. NO WAIVER.

         No delay or failure by any party to exercise any right, power or remedy hereunder shall constitute a waiver thereof by such party, and no single or partial exercise by any party of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

         7.04. ENTIRE AGREEMENT.

         This Agreement and the documents and agreements referred to herein embody the entire agreement and understanding among the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

         7.05. NOTICES.

         All notices given by any party to the others under this Agreement shall be in writing delivered: (a) personally, (b) by facsimile transmission, (c) by overnight courier, prepaid, or (d) by depositing the same in the United States mail, certified, return receipt requested, with postage prepaid, addressed to the party at the address set forth below. Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided herein. Such notices shall be effective on the date received. Notices shall be given as follows:

         If to Program Lender:

         [Bank Name]

         _________________________________
         _________________________________
         _________________________________

         With a copy to:

         _________________________________
         _________________________________
         _________________________________

         If to FMC:

         Daniel Maxwell Meyers
         The First Marblehead Corporation
         800 Boylston St., 34th Floor
         Boston, MA  02199-8157
         Facsimile: (866) 255 4583
         E-Mail: dmeyers@firstmarblehead.com

         With a copy to:

         Richard P. Hackett, Esq.
         Pierce Atwood
         One Monument Square
         Portland, ME 04101
         Facsimile:  (207) 791-1350
         E-Mail: rhackett@pierceatwood.com

         7.06. ATTORNEYS' FEES.

         In the event of a lawsuit or arbitration proceeding arising out of or relating to this Agreement, the prevailing party shall be entitled, at the discretion of the court or arbitrator, to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding.

         7.07. GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to choice-of-law rules).

         7.08. COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement.

         7.09. NO THIRD PARTIES BENEFITED.

         This Agreement is made and entered into for the protection and legal benefit of the parties, and their permitted successors and assigns (including, without limitation, any Purchaser Trust), and each and every Indemnified Person (as hereinafter defined) (all of which shall be entitled to enforce the Indemnity contained in Sections 8.01 and 8.02 hereof), and no other person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

         7.10. OPINIONS.

         Concurrent with the execution hereof, each party shall deliver to the other the opinion of its corporate counsel (which may be internal counsel) to the effect that this Agreement has been duly authorized by all necessary corporate or other organizational action, this Agreement is within the corporate or other organizational power of such party and that this Agreement has been duly executed and delivered by an authorized officer of the party.

         7.11. PERMITTED FILING.

         FMC may file this Agreement (with redactions as permitted by law) with the appropriate federal regulators, including but not limited to the Securities and Exchange Commission, as required by such regulators.

VIII. INDEMNIFICATION.

         8.01. BY PROGRAM LENDER.

         Regardless of the exercise or nonexercise of the repurchase obligation under Section 5.04, Program Lender shall indemnify and hold harmless FMC, each Purchaser Trust that purchases a [Product Name] Conforming Loan, whether directly or indirectly (including, without limitation, any purchaser in an Interim Financing Transaction or Permanent Financing Transaction) and any fiduciary under any Trust Indenture, any Note Insurer providing credit enhancement with respect to a Permanent Financing Transaction, and any officer, director, employee or agent of any of the foregoing (herein, individually referred to as an "Indemnified Person" and collectively referred to as the "Indemnified Persons") against any and all liabilities, losses, costs, damages and expenses, including, without limitation, attorneys' fees and legal expenses and sums paid, liabilities incurred or expenses paid or incurred in connection with settling claims, suits or judgments or obtaining or attempting to obtain release from liability under the Trust Indenture or this Agreement which such Indemnified Person may sustain or incur by reason of any breach of any representation, warranty or covenant of Program Lender contained herein. This section shall survive any termination of this Agreement.

         8.02. BY FMC.

         FMC or the applicable Purchaser Trust, as the case may be, shall indemnify and hold harmless Program Lender and any officer, director, employee or agent of Program Lender (herein, collectively referred to as "Indemnified Persons") against any and all liabilities, losses, costs, damages, and expenses, including, without limitation, attorneys' fees and legal expenses and sums paid, liabilities incurred or expenses paid or incurred in connection with settling claims or judgments or obtaining or attempting to obtain release from liability, which such Indemnified Person may sustain or incur by reason of any breach of any representation, warranty or covenant of FMC or the applicable Purchaser Trust, as the case may be, contained herein. This section shall survive any termination of this Agreement.

         8.03. INDEMNITY PROCEDURES.

         (a) In the event that any claim or demand for which an indemnifying party would be liable to an Indemnified Person hereunder is asserted against or sought to be collected from an Indemnified Person by a third party (an "Action"), the Indemnified Person shall promptly notify the indemnifying party of such Action, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent feasible (which estimate the parties agree shall not be conclusive of the final amount of such claims and demand) (the "Claim Notice"). The failure to provide the Claim Notice to the indemnifying party promptly will not relieve the indemnifying party of any liability it may have to the Indemnified Person giving the Claim Notice, except to the extent that the indemnifying party demonstrates that the defense of such action is actually and materially prejudiced by the indemnifying party's failure to give such Claim Notice promptly. The indemnifying party shall have ten (10) days from the delivery of the Claim Notice (the "Notice Period") to notify the Indemnified Person, (1) whether or not the indemnifying party disputes liability to the Indemnified Person hereunder with respect to such claim or demand and (2) notwithstanding any such dispute, whether or not the indemnifying party desires, at its sole cost and expense, to defend the Indemnified Person against such claim or demand in which case the indemnifying party shall assume all past and future responsibility for such action and shall reimburse the Indemnified Person for all expenses in connection with the Action. Notwithstanding the assumption by the indemnifying party of the defense of any Action, the Indemnified Person shall be permitted to participate in such defense at its cost and expense.

         (b) Pending the resolution of any dispute by the indemnifying party of its liability with respect to any claim or demand, such claim or demand shall not be settled without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld so long as the Indemnified Person suffers no economic loss thereby and such settlement includes an unconditional term thereof given by the claimant or plaintiff of a release of the Indemnified Person from all liability with respect to the claim or demand. Notwithstanding the foregoing, if it is reasonably likely that damages in such Action would result in an injunction or other equitable relief then the Indemnified Person may, by notice to the indemnifying party, assume the right to defend, compromise or settle such Action; PROVIDED, the indemnifying party may participate in such Action at its expense and; PROVIDED, FURTHER, no such Action shall be settled without the consent of both the Indemnified Person and the indemnifying party.

         (c) In the event that an indemnifying party notifies the Indemnified Person within the Notice Period that the indemnifying party desires to defend the Indemnified Person against such claim or demand, then, except as hereinafter provided, the indemnifying party shall have the right and obligation to defend the Indemnified Person by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the indemnifying party to a final conclusion in such a manner as to avoid any risk of the Indemnified Person becoming subject to liability for any other matter; provided, however, the indemnifying party shall not, without the prior written consent of the Indemnified Person, consent to the entry of any judgment against the Indemnified Person or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Person of a release, in form and substance satisfactory to such Indemnified Person, as the case may be, from all liability with respect to such claim or litigation. If any Indemnified Person desires settlement without the prior consent of the indemnifying party, which consent shall not be unreasonably withheld, it may do so at its sole cost and expense.

         (d) If the indemnifying party elects not to defend the Indemnified Person against such Action, whether by not giving the Indemnified Person timely notice as provided above, or otherwise, then the Action may be defended by the Indemnified Person at the indemnifying party's cost and expense (without imposing any obligation on any Indemnified Person to defend any such claim or demand), in which case it may defend such Action in such a manner as it may deem appropriate (including settlement) and then that portion thereof as to which such defense is unsuccessful, in each case, shall be conclusively deemed to be a liability of the indemnifying party hereunder; PROVIDED that if the indemnifying party shall have disputed its liability to the Indemnified Person hereunder, as provided in Section 8.03(a) above, then such determination or settlement shall not affect the right of the indemnifying party to dispute the Indemnified Person's claim for indemnification.

         (e) In the event an Indemnified Person should have a claim against the indemnifying party hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Person shall promptly send a Claim Notice with respect to such claim to the indemnifying party. If the indemnifying party disputes its liability with respect to such claim or demand, the Indemnified Person shall have the right to pursue all of its legal and equitable remedies against the indemnifying party for indemnity hereunder.

         8.04. PAYMENT. Upon the determination of the liability under Section
8.03 hereof, the indemnifying party shall pay to the Indemnified Person within ten (10) days after such determination, the amount of any claim for indemnification made hereunder, subject to the limitations set forth herein. Upon payment in full of any claim, either by set off or otherwise, the entity making payment shall be subrogated to the rights of the Indemnified Person against any person, with respect to the subject matter of such claim.

IX. DISPUTE RESOLUTION

         9.01. INFORMAL DISPUTE RESOLUTION.

         Any controversy or claim between the parties arising from or in connection with this Agreement or the relationship of the parties under this Agreement whether based in contract, tort, common law, equity, statute, regulation, order or otherwise, and whether arising before or after the termination of this Agreement ("Dispute") shall be resolved as follows:

         (a) Upon written request of either party, the parties will each appoint a designated representative whose task it will be to meet for the purpose of endeavoring to resolve such Dispute.

         (b) The designated representatives shall meet as often as the parties reasonably deem necessary to discuss the problem in an effort to resolve the Dispute without the necessity of any formal proceeding.

         (c) Arbitration proceedings for the resolution of a Dispute under
Section 9.02 may not be commenced until the earlier to occur of the following:

                  (i) the designated representatives conclude in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

                  (ii) the expiration of a thirty (30) day period commencing immediately following receipt of the initial request to negotiate the Dispute.

         9.02. ARBITRATION.

         If the provisions of Section 9.01 have been satisfied, but the Dispute has not been resolved, then the Dispute shall be settled pursuant to the following:

         (a) Any controversy or claim between or among the parties arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

         (b) No provision of this Section shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the option of any party holding a deed of trust, foreclosure under such deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

         9.03. PERMISSIBLE LEGAL PROCEEDINGS.

         Notwithstanding anything contained in Sections 9.01 and 9.02, (a) a party may institute legal proceedings to seek a temporary restraining order or other temporary or preliminary injunctive relief to prevent immediate and irreparable harm to such party, and for which monetary damages would be inadequate, pending final resolution of the dispute, controversy or claim pursuant to arbitration, and (b) a party may institute legal proceedings if necessary to preserve a superior position with respect to other creditors. Such conduct shall not constitute a waiver of the right of either party to resort to arbitration to obtain relief other than that specified in this Section 9.03.

X. TERM AND TERMINATION.

         10.01. TERM AND TERMINATION.

         (a) TERMINATION BY FMC. FMC may terminate this Agreement if:

                  (1) The Guaranty Agreement [Loan Origination Agreement or Servicing Agreement] is terminated by reason of a breach thereof by Program Lender; or

                  (2) Program Lender materially breaches this Agreement, and fails to cure such material breach, within 60 days of written demand for cure; or

                  (3) Program Lender shall file any proceeding under the U.S. Bankruptcy Code or similar state insolvency act, or shall be the subject of any involuntary bankruptcy proceeding, including without limitation a seizure of assets by the FDIC, which proceeding is not dismissed within 60 days after the filing thereof; or

                  (4) the Guaranty Agreement expires or is not renewed or a TERI Insolvency Event occurs;

                  (5) [Product Name] Loan Program volume does not meet Program Year minimums as follows:

                           (i) during the first full Program Year (i.e. ________________), total [Product Name]
                                    Conforming Loans that become Seasoned Loans are less than ____________________;

                           (ii) during the second full Program Year, total [Product Name] Conforming Loans that become Seasoned Loans are less than
                                    __________________; or

                           (iii) during any subsequent Program Year, total [Product Name] Conforming Loans that become Seasoned Loans are less than
                                    _____________________.

         (b) TERMINATION BY PROGRAM LENDER. Program Lender may terminate this
Agreement:

                  (1) If the Guaranty Agreement [or Loan Origination Agreement] is terminated by reason of a breach thereof by TERI; or

                  (2) [If the Servicing Agreement is terminated by reason of breach thereof by Servicer; or]

                  (3) If FMC materially breaches this Agreement, and fails to cure such material breach, within 60 days of written demand for cure; provided, however, that in the event termination is due to the unexcused failure of FMC or a Purchaser Trust to purchase within a Purchase Period (as the same may be extended pursuant to Section 2.02(d)) one or more Seasoned Loans prior to the end of the Purchase Period with respect to such Loans, Program Lender may terminate this Agreement only if FMC or a Purchaser Trust fails to purchase such Loans prior to the end of the Right of First Refusal Period with respect to such Loans; or

                  (4) If FMC shall file any proceeding under the U.S. Bankruptcy Code or similar state insolvency act, or shall be the subject of any involuntary bankruptcy proceeding, which proceeding is not dismissed within 60 days after the filing thereof.

         (c) TERMINATION BY REASON OF EXPIRATION.

         Unless earlier terminated under Sections 10.01(a) or (b), this Agreement shall remain in full force and effect until [date that is May 1 _________________ after agreement date]. Thereafter, this Agreement shall automatically renew for additional one-year periods unless either party shall give the other notice of nonrenewal at least 90 days prior to the expiration of the then-effective term.

         (d) EFFECT OF TERMINATION.

                  (1) BREACH OR BANKRUPTCY. In the event of termination under any of Sections 10.01(a)(2), (3), 10.01(b)(3) or (4), neither party shall have any further obligations to purchase or sell Loans under this Agreement, but the nonbreaching party shall have whatever remedies are provided by law.

                  (2) TERI INSOLVENCY OR EXPIRATION OF AGREEMENT. In the event of termination under Section 10.01(a)(4), (5) or 10.01(c), the Agreement (i) shall continue in full force and effect with respect to [Product Name] Conforming Loans made prior to such termination until the expiration of the Right of First Refusal Period (under Section 2.02 hereof) of all [Product Name] Loans guaranteed pursuant to the Guaranty Agreement, and (ii) FMC or a designee Purchaser Trust has the right to purchase any [Product Name] Conforming Loans originated prior to such termination, on the terms set forth in this Agreement, until the end of the Right of First Refusal Period with respect to such loans.

                  (3) BREACH BY THIRD PARTY. In the event of termination (i) under Section 10.01(a)(1) or 10.01(b)(1) by virtue of termination of the Guaranty Agreement, this Agreement shall continue in full force and effect with respect to any [Product Name] Conforming Loans that remain guaranteed under the Guaranty Agreement notwithstanding termination thereof as to additional loans;
(ii) under Section 10.01(a)(1) or 10.01(b)(1) by virtue of termination of the Loan Origination Agreement, this Agreement shall continue in full force and effect with respect to [Product Name] Conforming Loans originated under the Loan Origination Agreement prior to the effective date of termination thereof; or
(iii) under Section 10.01(a)(1) or 10.01(b)(2) by virtue of termination of the Servicing Agreement, this Agreement shall continue in full force and effect with respect to [Product Name] Conforming Loans serviced under and in conformity with the Servicing Agreement prior to the effective date of termination thereof and through the Purchase Date.

                  (4) SURVIVING OBLIGATIONS. After termination of this Agreement, certain obligations hereunder shall survive as provided in Article VI hereof.

                  (5) WIND DOWN PROCEDURES. After notice of termination or expiration of this Agreement is given (including, without limitation, notice under section 10.02), the parties shall meet to develop a transition plan to deal with applications and approved loans that have not been fully processed and/or funded. Such plan shall require all parties to fulfill any legal commitments already made to borrowers or applicants.

         10.02. EFFECT OF CHANGE IN CONTROL OR OTHER TRANSACTION INVOLVING PROGRAM LENDER. If Program Lender undergoes a Change in Control, FMC may terminate this Agreement upon 60 Business Days prior written notice; provided, however, that prior to delivering such notice, Program Lender will arrange for FMC to meet with representatives of the Program Lender's successor entity and engage in good faith negotiations for the continuation of this Agreement upon mutually acceptable terms and conditions.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WITNESS:                                   [BANK NAME]:


                                           ____________________________________


___________________________________        By:_________________________________
Print Name:_______________________         Print Name:_________________________
                                           Title:______________________________


                                           THE FIRST MARBLEHEAD CORPORATION

___________________________________        By:_________________________________
Print Name:_______________________         Print Name:_________________________
                                           Title:______________________________

                             NOTE PURCHASE AGREEMENT
                                INDEX TO EXHIBITS





Exhibit A         Pool Supplement

Exhibit B         Co-Lender Indemnification Agreement

Exhibit C         Certificate of [Bank Name]

Exhibit D         Confirmation of Representations and Warranties

                      EXHIBIT A TO NOTE PURCHASE AGREEMENT

                            [Form of Pool Supplement]

This Pool Supplement ("Supplement") is entered into pursuant to and forms a part of that certain Note Purchase Agreement (the "Agreement") dated as of __________, by and between The First Marblehead Corporation ("FMC") and [Bank Name]. This Supplement is dated , . Capitalized terms used in this Supplement without definitions have the meaning set forth in the Agreement.

         ARTICLE 1: PURCHASE AND SALE.

         In consideration of the Minimum Purchase Price set forth in Schedule 1 attached hereto, Program Lender hereby transfers, sells, sets over and assigns to [name of purchasing entity] ("Purchaser Trust"), upon the terms and conditions set forth in the Agreement (which are incorporated herein by reference with the same force and effect as if set forth in full herein), each [Product Name] Conforming Loan described in the attached Schedule 2 ("the Transferred [Product Name] Loans") along with all of Program Lender's rights under the Guaranty Agreement relating to the Transferred [Product Name] Loans. Program Lender hereby transfers and delivers to the Purchaser Trust each [Product Name] Note evidencing such [Product Name] Conforming Loan and all Origination Records relating thereto, in accordance with the terms of the Agreement. Purchaser Trust hereby purchases said [Product Name] Notes on said terms and conditions.

         ARTICLE 2: PRICE.

         The amounts paid pursuant to this Supplement is the Minimum Purchase Price, as that term is defined in Section 2.04 of the Agreement.

         ARTICLE 3: REPRESENTATIONS AND WARRANTIES.

         3.01. BY PROGRAM LENDER.

         Program Lender repeats the representations and warranties contained in
Section 5.02 of the Agreement and confirms the same are true and correct as of the date hereof with respect to the Agreement and to this Supplement.

         3.02. BY PURCHASER TRUST.

         The Purchaser Trust hereby represents and warrants to the Program Lender that at the date of execution and delivery of this Supplement by the Purchaser Trust:

         (a) The Purchaser Trust is duly organized and validly existing as a business trust under the laws of the State of Delaware with the due power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Transferred [Product Name] Loans.

         (b) The Purchaser Trust is duly qualified to do business and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

         (c) The Purchaser Trust has the power and authority to execute and deliver this Pool Supplement and to carry out its respective terms; the Purchaser Trust has the power and authority to purchase the Transferred [Product Name] Loans and rights relating thereto as provided herein from the Program Lender and the Purchaser Trust has duly authorized such purchase from the Program Lender by all necessary action; and the execution, delivery and performance of this Pool Supplement has been duly authorized by the Purchaser Trust by all necessary action on the part of the Purchaser Trust.

         (d) This Pool Supplement, together with the Agreement of which this Supplement forms a part, constitutes a legal, valid and binding obligation of the Purchaser Trust, enforceable in accordance with its terms.

         (e) The consummation of the transactions contemplated by the Agreement and this Supplement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the governing instruments of the Purchaser Trust or any indenture, agreement or other instrument to which the Purchaser Trust is a party or by which it is bound; or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or any order, rule or regulation applicable to the Purchaser Trust of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser Trust or its properties.

         (f) There are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser Trust or its properties:
(1) asserting the invalidity of the Agreement or this Pool Supplement, (2) seeking to prevent the consummation of any of the transactions contemplated by the Agreement or this Pool Supplement, or (3) seeking any determination or ruling that is likely to materially or adversely affect the performance by the Purchaser Trust of its obligations under, or the validity or enforceability of the Agreement or this Pool Supplement.

         ARTICLE 4: CROSS RECEIPT.

         Program Lender hereby acknowledges receipt of the Minimum Purchase Price. Purchaser Trust hereby acknowledges receipt of the Transferred [Product Name] Loans included in the Pool.

         ARTICLE 5: ASSIGNMENT OF ORIGINATION, GUARANTY AND SERVICING RIGHTS.

         [OPTION ONE - Purchaser Assures Program Lender's Servicing Agreement] Program Lender hereby assigns and sets over to Purchaser Trust so much of its rights under the Guaranty Agreement, [the Origination Agreement,] and the Servicing Agreement as relate to the Transferred [Product Name] Loans described in Schedule 2, including, without limitation, the right to continued loan servicing under the Servicing Agreement pursuant to a Servicing Assignment and Servicer consent Letter delivered herewith.

         [OPTION TWO - Purchaser Has Direct Servicing Agreement in Place]. Program Lender hereby assigns and sets over to Purchaser Trust any claims it may now or hereafter have under the Guaranty Agreement [the Origination Agreement,] and the Servicing Agreement to the extent the same relate to the Transferred [Product Name] Loans described in Schedule 2, other than any right to obtain servicing after the date hereof. It is the intent of this provision to vest in Purchaser Trust any claim of Program Lender relating to defects in [origination,] guaranty, or servicing of the loans purchased hereunder in order to permit Purchaser Trust to assert such claims directly and obviate any need to make the same claims against Program Lender under this Agreement.

         ARTICLE 6: OWNER TRUSTEE.

         It is expressly understood and agreed by the parties hereto that (a) this Pool Supplement is executed and delivered by (the "Owner Trustee") not individually or personally, but solely as owner trustee of the Purchaser Trust under the Trust Agreement dated as of , with , in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Purchaser Trust are made and intended not as personal representations, undertakings and agreements by the Owner Trustee, but are made and intended for the purpose for binding only the Purchaser Trust, (c) nothing herein contained shall be construed as creating any personal or individual liability on the Owner Trustee, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereby and by any person claiming by, through, or under the parties hereto, and (d) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Purchaser Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Purchaser Trust under this Supplement or any other documents related to the [Product Name] Notes.

         IN WITNESS WHEREOF, the parties have caused this Supplement to be executed as of the date set forth above.





                                  THE FIRST MARBLEHEAD CORPORATION


                                  By:_________________________________
                                  Print Name:_________________________
                                  Title:______________________________


                                  PURCHASER NAME:


                                  By:_________________________________
                                  Print Name:_________________________
                                  Title:______________________________



                                  PROGRAM LENDER:


                                  ____________________________________


                                  By:_________________________________
                                  Print Name:_________________________
                                  Title:______________________________

                          Schedule 1 to Pool Supplement
                                    (SAMPLE)



                               SETTLEMENT SCHEDULE
                                 FMC 200__-CP-__





PROGRAM NAME LOANS





# OF LOANS          TOTAL PRINCIPAL           ACCRUED INTEREST AT NOTE RATE

                      EXHIBIT B TO NOTE PURCHASE AGREEMENT
                       CO-LENDER INDEMNIFICATION AGREEMENT



 THIS CO-LENDER INDEMNIFICATION AGREEMENT (the "Agreement") is made as of [DATE], by and between [Names and Addresses of Co-Lenders] ("Co-Lender"), and [LENDER NAME] ("Program Lender"), a [type of bank] organized under the laws of the , with its headquarters and principal place of business located at _____________ (Co-Lender and [Lender Name] are sometimes collectively referred to as the "Lenders" and are each sometimes severally referred to as a "Lender").

                                    RECITALS

         A. The Lenders are participants in certain private education loan programs to pay the costs of attending institutions of education which are themselves participants in the TERI Program (the "Participating Institutions") whereunder such loans (the "TERI Loans") are guaranteed by The Education Resources Institute, Inc. ("TERI") (collectively, the "TERI Programs").

         B. Each of the Lenders, individually, have entered into an agreement (each, a "Purchase Agreement") with The First Marblehead Corporation or The National Collegiate Trust, pursuant to which Purchase Agreements such Lenders have agreed to sell certain TERI Loans to [Name of Purchasing Entity] (the "Purchaser Trust"), each such purchase to be funded through the issuance and sale of certificates, bonds or other evidences of indebtedness, the repayment of which are supported by such TERI Loans (the "Subject Securitization Transaction").

         C. As a condition precedent to the obligation of each Lender to consummate the sale of TERI Loans originated by them to the Purchaser Trust, all Lenders whose TERI Loans will be included in the Subject Securitization Transaction are required to execute and deliver to the other Lenders requesting same a copy of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:



                                    ARTICLE I
                         REPRESENTATIONS AND WARRANTIES



         1.01. Each Lender represents and warrants to each other Lender requesting this Agreement, as to itself, that as of the date hereof:

         (a) It is a national banking association, duly organized, validly existing and in good standing under the laws of the United States and has the power and authority to originate and/or hold TERI Loans, to consummate the transaction contemplated by the Purchase Agreement to which it is a party, and to execute and deliver and perform its obligations under this Agreement;

         (b) This Agreement has been duly authorized, executed and delivered and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by (a) the receivership, conservatorship and similar supervisory powers of bank regulatory agencies generally, as well as bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors; (b) general principles of equity (including availability of equitable remedies), whether enforcement is sought in a proceeding in equity or at law; and (c) applicable securities laws and public policy considerations underlying the securities laws to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification with respect to securities law liabilities;

         (c) Each TERI Loan included in the Subject Securitization Transaction originated by it is the valid, binding and enforceable obligation of the borrower executing the same, and of any cosigner thereto, enforceable against the borrower and cosigner thereunder in accordance with its terms except as enforceability may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by equitable principles;

         (d) At the time of origination, each TERI Loan included in the Subject Securitization Transaction originated by it and any accompanying notices and disclosures conforms in all material respects to all applicable state and federal laws, rules and regulations and the origination thereof was conducted in material compliance with all applicable state and federal laws concerning the actions of the Lender, including, without limitation, the Equal Credit Opportunity Act;

         (e) At the time of origination, each TERI Loan included in the Subject Securitization Transaction originated by it is in compliance in all material respects with any applicable usury laws at the time made and as of the time of sale to the Purchaser Trust pursuant to the Purchase Agreement to which Lender is a party; and

         (f) The respective Lender has no actual knowledge of any defense to payment with respect to any TERI Loan included in the Subject Securitization Transaction originated by it nor is there any action before any state or federal court, administrative or regulatory body, pending against the Lender with regard to its TERI Loans in which an adverse result would have a material adverse effect upon the validity or enforceability of its TERI Loans.

                                    ARTICLE 2
                                 INDEMNIFICATION

         2.01. Cross-Indemnification. Each Lender (an "Indemnifying Party") hereby agrees to indemnify, hold harmless and defend each other and such other Lender's respective officers, directors, employees, attorneys, agents (not including any Participating Institution or the servicer of any TERI Loan) and each person who controls such other Lender within the meaning of either

Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively and severally, the "Indemnified Parties"), from and against any and all claims, obligations, penalties, actions, suits, judgments, costs, disbursements, losses, liabilities and/or damages (including, without limitation, reasonable external attorneys' fees and the allocated costs of internal salaried attorneys) of any kind whatsoever which may at any time be imposed on, assessed against or incurred by any such Indemnified Party in any way relating to or arising out of the material inaccuracy or incompleteness of any representation or warranty made by the Indemnifying Lender hereunder or the material inaccuracy or incompleteness of any representation or warranty made by the Indemnifying Lender to any Participating Institution in connection with the TERI Program or the Subject Securitization Transaction. The indemnity provided by each Indemnifying Lender hereunder is in addition to any liability which such Lender may otherwise have to the Indemnified Parties, at law, in equity or otherwise, in connection with the Subject Securitization Transaction.

         2.02. Procedure for Indemnification. In case any proceeding (including any governmental investigation) shall be instituted against any Indemnified Party in respect of which indemnity is sought pursuant to Section 2.01, such Indemnified Party shall promptly notify the applicable Indemnifying Party in writing. The Indemnifying Party, upon request of the Indemnified Party, shall acknowledge its obligation, subject to the terms hereof, to indemnify the Indemnified Party in writing and shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and the Indemnifying Party shall pay the fees and disbursements of such counsel related to such proceeding, within a reasonable period of time after such fees and disbursements are billed by such counsel. If the Indemnifying Party fails to acknowledge its obligation, subject to the terms hereof, to indemnify in writing or fails to retain such counsel within a reasonable period of time after such notice was given, then the Indemnified Party shall have the right to retain its own counsel, and the fees and expenses of such counsel shall be at the expense of the Indemnifying Party. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the preceding sentence is applicable, (b) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (c) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.

         2.03. Settlements of Proceedings. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party, without the prior written consent of the Indemnified Party, shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified

Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject of such proceeding.

                                    ARTICLE 3
                                  MISCELLANEOUS

         3.01. Notices. All demands, notices and communications upon or to any Lender under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to such Lender at its address set forth below or to such other address as may hereafter be furnished by such Lender to the other Lenders hereunder in writing, and shall be deemed to have been duly given upon receipt.

         If to Co-Lender:


         _________________________________
         _________________________________
         _________________________________

         with a copy to:


         _________________________________
         _________________________________
         _________________________________

         If to Program Lender:


         _________________________________
         _________________________________
         _________________________________

         With a copy to:


         _________________________________
         _________________________________
         _________________________________

         3.02. Successors and Assigns. This Agreement is binding on the Lenders and their respective successors and assigns. No Lender shall assign its rights or obligations under this Agreement without the prior written consent of all other Lender hereunder, other than to its wholly owned affiliate, and any assignment in violation of this prohibition shall be automatically deemed null and void.

         3.03. Arbitration. The parties acknowledge that this Agreement evidences a transaction involving interstate commerce. Any controversy or claim arising out of or relating to this Agreement, or the breach of the same, shall be settled through consultation and negotiation in good faith and a spirit of mutual cooperation for up to fifteen (15) days commencing on the date when one party gives written notice to the other party of any controversy or claim. However, if those attempts fail, the parties agree that any misunderstandings or disputes arising from this Agreement shall be decided by binding arbitration which shall be conducted, upon request by either party, in New York, New York or such other mutually agreed upon location, before one (1) arbitrator designated by the American Arbitration Association (the "AAA"), in accordance with the terms of the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the United States Arbitration Act (Title 9 of the United States
Code). Notwithstanding anything herein to the contrary, either party may proceed to a court of competent jurisdiction to obtain equitable relief at any time.

         3.04. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         3.05. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         3.06. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         3.07. Amendment. This Agreement may not be amended nor terms or provisions hereof waived unless such amendment or waiver is in writing and signed by all parties hereto.

         3.08. No Waiver. No delay or failure by any party to exercise any right, power or remedy hereunder shall constitute a waiver thereof by such party, and no single or partial exercise by any party of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

         3.09. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof and thereof.

         3.10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflict of laws doctrine.

         3.11. No Third Party Beneficiaries. This Agreement is made and entered into for the protection and legal benefit of the parties hereto, their permitted successors and assigns, and each and every Indemnified Party, and no other person shall be a direct or indirect beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                                            CO-LENDER(S)
                                            _________________________


                                            By:________________________________
                                            Print Name:
                                            Title:


                                            [LENDER NAME]



                                            _________________________


                                            By:________________________________
                                            Print Name:
                                            Title:

                                    EXHIBIT C

                                   CERTIFICATE
                                       OF
                                   [BANK NAME]



         This Certificate is being delivered to Thacher Proffitt & Wood LLP ("TPW") for reliance hereon by TPW in rendering its opinion letter to which this Certificate is annexed, dated the date hereof (the "OPINION LETTER"). The undersigned understands, acknowledges and agrees that the facts set forth in the Opinion Letter have been relied upon by TPW in rendering the Opinion Letter and by each addressee thereof and other parties to the transactions to which the Opinion Letter relates in the consummation of those transactions. Capitalized terms not defined herein have the meanings assigned to them in the Opinion Letter and the Agreements. The undersigned hereby represents, warrants, covenants and certifies, after reasonable investigation and review and consultation as appropriate with its attorneys and accountants, as follows:

         1. The Bank will sell from time to time Transferred Assets to the Trust for cash proceeds pursuant to its respective Student Loan Purchase Agreement and Pool Supplement. You have informed us that pursuant to the Indenture the Trust will grant a security interest in the Transferred Assets and certain other property (collectively, the "Collateral") to the Indenture Trustee as secured party acting on behalf of the Noteholders and the Note Insurer. In the future in the ordinary course of the Bank's business the Bank's affiliates may from time to time purchase and sell securities backed by the Student Loans.

         2. In connection with each transaction to which the Opinion Letter relates, the Bank (i) will not be left with unreasonably small capital for the business in which it is engaged and proposes to be engaged, (ii) will not have any intent to hinder, delay or defraud any of its creditors, (iii) will have a valid business reason therefor and (iv) will receive new value consisting of cash constituting reasonably equivalent value and fair consideration.

         3. The transfers pursuant to the Agreements of the Student Loans by the Bank to the Trust were intended to constitute sales. Those transfers will be reported as such in the general ledgers and other accounting records, and in any separate unconsolidated financial statements of the Bank. Those transfers (i) were intended to constitute a sale of the Student Loans and will be reported as such under United States generally accepted accounting principles ("GAAP") and for United States federal income tax purposes such that the Student Loans will no longer be included in any consolidated financial statements in which the financial statements of the Bank are included and (ii) meet all of the requirements for such accounting and tax treatment, except that the undersigned makes no representation, warranty, covenant or certification herein as to whether any requirement under GAAP that the Student Loans have been legally isolated from the Bank has been satisfied, which requirement is the subject of the Opinion Letter.

         4. Except as described in the Agreements and the Opinion Letter, the Bank does not now have or intend to acquire any other direct or indirect ownership or other economic interest in, or other right or obligation with respect to, any Student Loan or security backed thereby.

         5. The officers executing the Agreements on behalf of the Bank are duly authorized by the board of directors of the Bank or its loan committee to execute documents of the type and nature of the Agreements. That approval is reflected in resolutions adopted by the board of directors set forth in the Secretary's Certificate attached hereto as Schedule C-1. Counsel for the Bank will provide an opinion certifying that the specific officers executing the Agreements were duly authorized by the board of directors to execute the Agreements. Copies of the Agreements and such resolutions and opinions will be maintained continuously from the time of adoption and execution in the official records of the Bank.

         The undersigned has executed this Certificate as of the date of the Opinion Letter.



                                            [Bank Name]


                                            By:________________________________
                                            Print Name:________________________
                                            Title:_____________________________

                                  SCHEDULE C-1


                          TO BE PROVIDED BY [BANK NAME]

                                    EXHIBIT D

                           CERTIFICATE OF [BANK NAME]



         I, the _______________ of [Bank Name] ("Program Lender"), a duly authorized officer of Program Lender, do hereby certify to the parties named below (the "Reliance Parties") that all representations and warranties made by Program Lender in the Note Purchase Agreement dated ________, 20____ between Program Lender and The First Marblehead Corporation ("FMC") and in the Pool Supplement dated _________, 20___ were true and correct on the date of the sale of the Loans listed on Schedule 1 attached to said Pool Supplement and I have no knowledge that said representations and warranties are untrue today.



Name:__________________________________

Title:_________________________________





RELIANCE PARTIES [All parties referred to in NPA as entitled to rely on Program Lender's representations in Permanent Financing]